Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
IMPLANTABLE VISION, INC.

1. OFFICES

1.1           OFFICES.  The Corporation may have offices at such places within or without the State of Utah as the Board of Directors may from time to time determine or the business of the Corporation may require.

2. MEETINGS OF SHAREHOLDERS

2.1           ANNUAL MEETING.  The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Utah and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2           SPECIAL MEETINGS.  Special meetings of the shareholders may be called (a) by the Chief Executive Officer, the President or the Board of Directors, or (b) by the holders of at least 10% of all the shares entitled to vote at the proposed meeting.  The record date for determining shareholders entitled to call a special meeting shall be the earliest date of any demands pursuant to which the meeting is called or the date that is 60 days prior to the date the first of the written demands pursuant to which the meeting is called is received by the Corporation, whichever is later.  Only business within the purpose or purposes described in the notice of a special meeting of shareholders may be conducted at such meeting.

2.3           NOTICE AND WAIVERS OF NOTICE.

(a)           Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.

(b)           Notice may be waived in writing signed by the person or persons entitled to such notice.  Such waiver may be executed at any time before or after the holding of such meeting.  Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

(c)           Any notice required to be given to any shareholder, under any provision of the Utah Revised Business Corporation Act (the “Utah Act”), the Articles of Incorporation or these Bylaws, need not be given to the shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable.  Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given.  If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

2.4           RECORD DATE.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which may not be more than 70 days prior to such meeting.

2.5           SHAREHOLDERS’ LIST FOR MEETING.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the Corporation beginning on the earlier of ten days prior to the meeting for which the list was prepared or two business days after notice of the meeting is given and shall be subject to inspection by any shareholder (or agent of a shareholder) at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.  Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2.6           QUORUM OF SHAREHOLDERS.  With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting, in person or by proxy, unless otherwise provided in the Articles of Incorporation.  Unless otherwise provided in the Articles of Incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

2.7           WITHDRAWAL OF QUORUM.  Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not effect the presence of a quorum at the meeting.

2.8           VOTING.  At each meeting of the shareholders, each holder of the shares of common stock of the Corporation shall be entitled to one vote for each share of such common stock and each holder of any other class of capital stock shall be entitled only to such voting rights as are expressly designated in the Articles of Incorporation, these Bylaws, or by the Utah Act.  Each holder of capital stock may exercise any such voting right to which entitled either in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney.  No such proxy shall be voted or acted upon after 11 months from its date unless the proxy provides for a longer period.  Voting need not be by ballot.  All elections of directors shall be decided by a plurality vote of the votes present and entitled to be cast in person or by proxy and all questions decided and actions authorized by a majority vote of the votes present and entitled to be cast in person or by proxy, except as otherwise required by law.

2.9           ACTION WITHOUT MEETINGS.  Any action required by law to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voting.  An action taken pursuant to this Section 2.9 is not effective unless all written consents on which the Corporation relies for the taking of such action are received by the Corporation within a 60-day period and not revoked.  The Secretary shall file such consents with the minutes of the meetings of the shareholders.

2.10           CONDUCT OF MEETING.  The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of shareholders and if the Chairman of the Board and the Chief Executive Officer are absent or otherwise unable to act, the President shall preside at meetings of the shareholders.  The Secretary shall keep the records of each meeting of shareholders.  In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by a person appointed by the meeting.

2.11           SHAREHOLDER PROPOSALS AT ANNUAL MEETINGS.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder.  In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that either (A) the annual meeting of shareholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of shareholders, or (B) no annual meeting was held during the prior year, notice by the shareholder to be timely must be received (x) not earlier than the close of business on the 120th day prior to such annual meeting and (y) not later than the close of business on the latter of the 90th day prior to such annual meeting or the close of business on the 10th day following the day the notice of such annual meeting was made by mail or the first public announcement or disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date.  Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and a brief written statement of the reasons why such shareholder favors the proposal.  Such notice shall also set forth (A) such shareholder’s name and address, (B) the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder, (C) the name in which such shares are registered on the stock transfer books of the Corporation and if such shareholder is not the holder of record at the time the notice provided for in this Section 2.11 is given, a representation that such shareholder has a valid proxy granted by the record holder at the time of such notice which is in full force and effect and which authorizes the shareholder to make and vote on such proposal together with an attached complete copy of such proxy, (D) a representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to submit the business to be submitted, (E) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a “group” (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) which intends to (x) deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from shareholders in support of such proposal or nomination and (F) any material interest of such shareholder and/or beneficial owner in the proposal (other than as a shareholder).  In addition, the shareholder making such proposal shall promptly provide any other information required by law or otherwise reasonably requested by the Corporation.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.11, provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

2.12           NOMINATIONS OF PERSONS FOR ELECTION TO THE BOARD OF DIRECTORS.  In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2.12.  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that either (A) the annual meeting of shareholders is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the prior year’s annual meeting of shareholders, or (B) no annual meeting was held during the prior year, notice by the shareholder to be timely must be received (x) not earlier than the close of business on the 120th day prior to such annual meeting and (y) not later than the close of business on the latter of 90th day prior to such annual meeting or the close of business on the 10th day following the day the notice of such annual meeting was made by mail or the first public announcement or disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date.  Any shareholder desiring to nominate any person or persons (as the case may be) for election as a director of the Corporation shall deliver the notice described in, and in accordance with, Section 2.11 above, together with a written statement setting forth (A) the name, business address and residence address of the person to be nominated; (B) the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”) (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Corporation), and any other information regarding such person which would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC or other applicable law, had such nominee been nominated, or intended to be nominated, by the Board of Directors; (C) such person’s signed consent to serve as a director of the Corporation if elected; (D)  the number and class of all shares of each class of stock of the Corporation beneficially owned by such person; (E) a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (F) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder.  The Corporation may require any shareholder desiring to nominate any person for election as a director to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as a director of the Corporation.

2.13           INSPECTORS.  The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof.  If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting shall, or if inspectors shall not have been appointed, the Chairman of the meeting may, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the Chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them.  No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.

3. DIRECTORS

3.1           POWERS.  The powers of the Corporation shall be exercised by or under authority of, and the business and affairs of the Corporation and all corporate powers shall be managed under the direction of, the Board of Directors.

3.2           NUMBER, TERM OF OFFICE AND QUALIFICATIONS.

(a)           The property and business of the Corporation shall be managed and controlled by a Board of Directors consisting of at least one (1) individual and not more than nine (9) individuals. The number of directors within the foregoing fixed minimum and maximum may be established and changed from time to time by resolution adopted by the Board of Directors of the Corporation without amendment to these Bylaws or the Articles of Incorporation. Each director shall hold office until his or her successor shall be elected or appointed and qualified or until his or her earlier death, retirement, disqualification, resignation or removal. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. No provision of this Section 3.2 shall be restrictive upon the right of the Board of Directors to fill vacancies or upon the right of the shareholders to remove directors as is hereinafter provided.

(b)           Any vacancy occurring in the Board of Directors may be filled by the shareholders, the Board of Directors or if the Directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  If a Director is elected to fill a vacancy created by reason of an increase in the number of Directors, then the term of the Director expires at the next shareholder’s meeting at which Directors are elected, unless the vacancy is filled by a vote of the shareholders, in which case the term shall expire on the later of: (i) the next meeting of shareholders at which directors are elected or (ii) the term designated for the Director at the time of the creation of the position being filled. Directors need not be residents of the State of Utah or shareholders of the Corporation.

3.3           ELECTION.  The Directors shall be elected at the annual meetings of the shareholders, and each Director elected shall serve until his successor shall have been elected and qualified.

3.4           REMOVAL OF DIRECTORS.  At any meeting of shareholders called expressly for the purpose of removing a Director, any Director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

4. MEETINGS OF THE BOARD OF DIRECTORS

4.1           PLACE.  Meetings of the Board of Directors, regular or special, may be held either within or without the State of Utah.

4.2           REGULAR MEETINGS.  Regular meetings of the Board of Directors shall be held at such dates and times and at such places as shall from time to time be determined by the Board of Directors.  Regular meetings may be held with or without notice, as determined by the Board of Directors.

4.3           SPECIAL MEETINGS.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer or the President and shall be called by the Secretary on the written request of any two Directors.  Notice of each special meeting of the Board of Directors shall be given to each Director at least 48 hours before the meeting is scheduled to convene.

4.4           NOTICE AND WAIVER OF NOTICE.  Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Except as may be otherwise provided by law or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.5           QUORUM OF DIRECTORS; VOTE REQUIRED.  At all meetings of the Board of Directors a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6           ACTION WITHOUT MEETINGS; MEETINGS BY TELECOMMUNICATION.

(a)           Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

(b)           Any and all of the members of the Board of Directors may participate in a regular or special meeting by, or may conduct the meeting through the use of, any means of communication by which all Directors participating may hear each other during the meeting.  A Director participating in a meeting by this means is considered to be present in person at the meeting.

4.7           COMMITTEES.

(a)           The Board of Directors, by resolution adopted by a majority of the full Board of Directors, (i) may designate from among its members one or more committees, each of which shall be comprised of two or more of its members, (ii) may adopt a charter for any such committee setting forth the authority and scope of action for such committee, and (iii) may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee.  Any such committee, to the extent provided in such resolution (or, if applicable, its charter), shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth below and in the Utah Act.

(b)           No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

1.           amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 16-10a-602 of the Utah Act;

2.           proposing a reduction of the stated capital of the Corporation;

3.           approving a plan of merger or share exchange of the Corporation;

4.           recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation, otherwise than in the usual and regular course of its business;

5.           recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

6.           amending, altering, or repealing these Bylaws of the Corporation or adopting new Bylaws of the Corporation;

7.           filling vacancies in the Board of Directors;

8.           filling vacancies in or designating alternate members of any such committee;

9.           filling any Directorship to be filled by reason of an increase in the number of Directors;

10.           electing or removing officers of the Corporation or members or alternate members of any such committee;

11.           fixing the compensation of any member or alternate members of such committee; or

12.           altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

(c)           Unless the resolution designating a particular committee, the charter adopted for such committee, the Articles of Incorporation, or these Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the Corporation.

(d)           The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

4.8           COMPENSATION.  The Directors shall receive such compensation for their services as Directors as may be determined by resolution of the Board of Directors.  Each Director shall be reimbursed for travel and other reasonable out-of-pocket expenses incurred by such Director in attending regular and special meetings of the Board of Directors or any committee.  The receipt of compensation or reimbursement of expenses shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

5. OFFICERS

5.1           ELECTION, NUMBER, QUALIFICATION, TERM, COMPENSATION.  The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Vice President, a Secretary and a Treasurer.  The Board of Directors may also elect a Chairman of the Board, additional Vice Presidents, one or more assistant secretaries and assistant treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws.  Two or more offices may be held by the same person. None of the officers need be Directors.  The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers for such terms as the Board deems advisable.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

5.2           REMOVAL.  The officers of the Corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board, with or without cause.  Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer shall not of itself create contract rights.

5.3           VACANCIES.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

5.4           AUTHORITY.  Officers and agents shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws.

5.5           CHAIRMAN OF THE BOARD.  The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors upon written directions given to him pursuant to resolutions duly adopted by the Board of Directors.

5.6           VICE CHAIRMAN OF THE BOARD.  The Vice Chairman of the Board, if elected, shall preside at meetings of the Board of Directors and of shareholders in the absence of the Chairman of the Board.  The Vice Chairman of the Board shall have such other powers and duties as from time to time may be prescribed by the Board of Directors.

5.7           CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer, if one is elected, shall have general control and management of all the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall preside at all meetings of the shareholders and of the Board of Directors unless a Chairman of the Board or Vice Chairman of the Board has been elected, in which event the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors in the absence or disability of the Chairman of the Board or the Vice Chairman of the Board.  The Chief Executive Officer shall have authority to sign all contracts of the Corporation.

5.8           PRESIDENT.  If a Chief Executive Officer has not been elected, the President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.  The President shall sign all certificates of stock of the Corporation.  The President shall have authority to sign all contracts of the Corporation.  The President shall participate at all meetings of the shareholders and of the Board of Directors.  In the absence or disability of the Chairman of the Board, Vice Chairman of the Board and the Chief Executive Officer, the President shall preside at meetings of the shareholders and of the Board of Directors.

5.9           VICE PRESIDENT.  Vice Presidents, including executive vice presidents and senior vice presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President.  They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate.

5.10           SECRETARY.  The Secretary shall attend all meetings of shareholders and record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

5.11           CHIEF FINANCIAL OFFICER.  The Chief Financial Officer of the Corporation shall have the following powers and duties:

(a)           The Chief Financial Officer shall perform, in general, all duties incident to the office of the Chief Financial Officer and such other duties as may be specified in these Bylaws or as may be assigned by the Board of Directors or the Chief Executive Officer.

(b)           The Chief Financial Officer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(c)           The Chief Financial Officer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with these Bylaws.

(d)           The Chief Financial Officer shall the cause the moneys of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(e)           The Chief Financial Officer shall render to the Board of Directors or the Chief Executive Officer, whenever requested, a statement of all transactions executed as Chief Financial Officer, and shall render a full financial report at the annual meeting of shareholders, if called upon to do so.

(f)           The Chief Financial Officer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as may be desired with respect to any and all financial transactions of the Corporation.

(g)           The Chief Financial Officer shall perform, in general, all duties incident to the office of Chief Financial Officer and such other duties as may be specified in these Bylaws or as may be assigned by the Board of Directors or the Chief Financial Officer.

5.12           TREASURER.  The Treasurer of the Corporation shall have the following powers and duties:

(a)           The Treasurer shall have primary responsibility, subject to the direction of the Chief Financial Officer, for establishing and maintaining credit facilities and banking relationships for the Corporation and pledging the credit of the Corporation, and shall have authority to execute and deliver all necessary credit agreements, promissory notes, indentures, documents, statements, collateral filings, certificates and other similar documents and instruments for the Corporation relating to such credit facilities and banking relationships.

(b)           The Treasurer shall perform, in general, all duties incident to the office of Treasurer, subject to the direction of the Chief Financial Officer, and such other duties as may be specified in these Bylaws or as may be assigned by the Board of Directors or the Chief Financial Officer.

5.13           ASSISTANT SECRETARY AND ASSISTANT TREASURER.  In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as provided in section 5.11(c).  The assistant secretaries and assistant treasurers, in general shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or Chief Executive Officer or President may prescribe.

6. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

6.1           RIGHT TO INDEMNIFICATION.  Subject to the limitations and conditions as provided in this Article 6, and in Part 9 of the Utah Act (relating among other matters to liability for receipt of an improper personal benefit or liability to the Corporation), as from time to time amended, each person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation or other person or of an employee benefit plan shall be indemnified by the Corporation against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including, without limitation, attorneys’ fees) actually incurred by such person in connection with such proceeding if and only if it is determined that such person met the standard of conduct required in 6.2 below and, as to expenses, that such expenses are reasonable, such determinations to be made in accordance with the procedures described in Section 6.3 below;  provided that if such person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by such person, indemnification is limited to reasonable expenses actually incurred by such person in connection with the proceeding and shall not be made in respect of any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Corporation. It is expressly acknowledged that the indemnification provided in this Article 6 could involve indemnification for negligence or under theories of strict liability.

6.2           STANDARD OF CONDUCT.  The Corporation shall indemnify a person pursuant to Section 6.1 above if, and only if, it is determined that such person: (i) conducted himself or herself in good faith; (ii) reasonably believed that his or her conduct was in, or not opposed to, the Corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

6.3           DETERMINATION WHETHER STANDARD OF CONDUCT MET; ADVANCE OF EXPENSES.  Determination of whether the standard of conduct has been met for indemnification and for advance of expenses under this Section 6.3 must be made:  (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding; (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting of two or more directors, all of whom are, at the time of the votes, not named defendants or respondents in the proceeding; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors by vote as set forth in clause (i) or (ii) of this sentence or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.  The authorization of indemnification and advance of expenses must be made in the same manner as the determination that the standard of conduct has been met, except that if the determination that the standard of conduct has been met is made by special legal counsel, the authorization of indemnification and advance of expenses must be made by special legal counsel.

6.4           MANDATORY INDEMNIFICATION OF EXPENSES.  The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with the defense of any proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

6.5           SURVIVAL; AMENDMENT.  Indemnification under this Article 6 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder.  The rights granted pursuant to this Article 6 shall be deemed contract rights, and no amendment, modification or repeal of this Article 6 shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal.

6.6           ADVANCE PAYMENT.  The right to indemnification conferred in this Article 6 may include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 6.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only (a) upon delivery to the Corporation of a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under Section 6.2, (b) delivery of a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article 6 or otherwise, and (c) a determination that the facts then known to those making the determination would not preclude indemnification under this Article 6.

6.7           INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS.  The Corporation, by adoption of a resolution of the Board of Directors, may (but shall not be required to) indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors under this Article 6; and, the Corporation may (but shall not be required to) indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation who is not a director, to a greater extent, if not inconsistent with public policy.

6.8           APPEARANCE AS A WITNESS.  Notwithstanding any other provision of this Article 6, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or other participation in a proceeding at a time when he or she is not a named defendant or respondent in the proceeding.

6.9           NONEXCLUSIVITY OF RIGHTS.  The right to indemnification and the advancement and payment of expenses conferred in this Article 6 shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 6.3 may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation or these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

6.10           INSURANCE.  The Corporation may purchase and maintain insurance and, to the extent permitted by the Utah Act, make similar arrangements, at its expense to protect itself and any person who is or was serving as a director, officer, employee, fiduciary or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation or other person or of an employee benefit plan against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 6.

6.11           SAVINGS CLAUSE.  If this Article 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article 6 as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article 6 that shall not have been invalidated and to the fullest extent permitted by applicable law.

7. CERTIFICATES REPRESENTING SHARES

7.1           CERTIFICATES.  The shares of the Corporation shall be represented by certificates signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.  The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall state on the face thereof the name of the Corporation and that it is organized under the laws of Utah, the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

7.2           PAYMENT, ISSUANCE.

(a)           The Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the Corporation.  The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the Corporation, including contracts or arrangements for services to be performed, shall be set forth in writing.  However, the failure to set forth the terms and conditions in writing does not affect the validity of the issuance of any shares issued for any consideration, or their status as fully paid and nonassessable shares.

(b)           Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate.  The Board of Directors’ determination regarding the adequacy of consideration for the issuance of shares is conclusive for the purpose of determining whether the shares are validly issued, fully paid, and nonassessable.

7.3           LOST, STOLEN OR DESTROYED CERTIFICATES.  The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

7.4           REGISTRATION OF TRANSFER.  Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation.

7.5           REGISTERED OWNER.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of the record date as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Utah.  The person in whose name the shares are or were registered in the stock transfer books of the Corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time.  Neither the Corporation nor any of its officers, Directors, or agents shall be under any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors, or assigns of the person, even though the person, or his heirs, successors, or assigns, may not possess a certificate for shares.

8. DIVIDENDS

8.1           DECLARATION AND PAYMENT.  Subject to the Utah Act and the Articles of Incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the Corporation’s own shares.

8.2           RESERVES.  Before payment of any dividend, the Board of Directors, by resolution, may create a reserve or reserves out of the Corporation’s surplus or designate or allocate any part or all of such surplus in any manner for any proper purpose or purposes, and may increase, create, or abolish any such reserve, designation, or allocation in the same manner.

9. GENERAL PROVISION

9.1           FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.2           SEAL.  The corporate seal shall be in such form as may be prescribed by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

9.3           MINUTES.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

9.4           AMENDMENT.

(a)           Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter, amend and rescind these Bylaws.

(b)           Shareholders. Notwithstanding Section 9.4(a) above, these Bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting power of the Corporation’s capital stock, voting together as a single class.

9.5           NOTICE.  Any notice to Directors or shareholders shall be in writing and shall be delivered personally or mailed to the Directors or shareholders at their respective addresses appearing on the books of the Corporation.  Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.  Notice to Directors may also be given by facsimile transmittal.  Whenever any notice is required to be given under the provisions of applicable statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.